Exhibit 10.1


May 25, 1995


Mr. Daniel A. Messmer
INDIAN INDUSTRIES, INC.
817 Maxwell Avenue
Evansville, Indiana 47711

Reference:     License Extension

Dear Dan:

This will acknowledge receipt of your letter of May 18, 1995 whereby Indian is exercising their right to extend the current Spalding/Indian license agreement until September 30, 1997 and Spalding is agreement to such extension.

We look forward to continued growth with Indian Industries over the two year renewal period.

Very truly yours,


WILLIAM C. MULDOON
Manager
Licensing/Contract Administration

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     Al Bender
     Ralph Carlson